UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2024

Generation Bio Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39319	81-4301284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney Street Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 655-7500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on July 13, 2021, Generation Bio Co. (the “Company”) entered into a lease agreement (the “Lease”) with Zinc II PropCo 2020, LLC, a Delaware limited liability company (together with its successors, agents and assigns, the “Landlord”), pursuant to which the Company leased approximately 104,000 square feet of a manufacturing facility located at 41 Seyon Street, Waltham, Massachusetts 02453 (the “Facility”). The material terms of the Lease were included in Item 1.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on July 14, 2021, which is incorporated by reference herein. The description of the Lease incorporated by reference is not complete and is subject to and qualified in its entirety by the Lease, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, filed with the Commission on November 10, 2021.

On January 31, 2024, the Company notified the Landlord of the termination of the Lease due to the Landlord’s breach of its obligations to the Company under the Lease and returned possession of the premises to the Landlord. The Landlord has informed the Company that it disputes the Company’s claims of breach of the Lease and the Company’s right to terminate the Lease (even if it were in breach) and reserves all rights and remedies under the Lease and state law. In the event of any further action by the Landlord, the Company intends to defend its right to terminate the Lease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION BIO CO.

Date: February 2, 2024	By:	/s/ Matthew Norkunas
Name: Matthew Norkunas, M.D., M.B.A.
Title: Chief Financial Officer